-------------------------------------------------------------

              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                        ------------
                          FORM 8-A
                        ------------

        For Registration of Certain Classes of Securities
            Pursuant to Section 12(b) or 12(g) of the
                 Securities Exchange Act of 1934

                       DEERE & COMPANY
     (Exact name of registrant as specified in its charter)

                 Delaware                     36-2382580
(State of Incorporation or Organization)   (I.R.S. Employer
                                           Identification No.)

        One John Deere Place
          Moline, Illinois                      61265
(Address of Principal Executive Offices)      (Zip Code)

If this form relates to the     If this form relates to the
registration of a class of      registration of a class of
securities pursuant to Section  securities pursuant to Section
12(b) of the Exchange Act and   12(g) of the Exchange Act and
is effective pursuant to        is effective pursuant to
General Instruction A.(c),      General Instruction A.(d),
please check the following      please check the following
box. [X]                        box. [  ]


           Securities to be registered pursuant to
                 Section 12(b) of the Act:

  Title of Each Class         Name of Each Exchange on Which
  to be so Registered         Each Class is to be Registered
  -------------------         ------------------------------
6.55% Debentures due 2028        New York Stock Exchange



           Securities to be registered pursuant to
                 Section 12(g) of the Act:

                            None
                      (Title of Class)

-------------------------------------------------------------

Item 1.    Description of Registrant's Securities to be
           Registered.

    A description of the Registrant's 6.55% Debentures due October 1, 2028 to be registered hereby is contained on page S-2 of the Prospectus Supplement and pages 4 through 19, inclusive, of the Prospectus, each dated as of October 1, 1998, which are filed with the Commission under Rule 424 as a supplement to the Registrant's registration statement on Form S-3 (No. 33-54149), and such description is incorporated herein by this reference.


Item 2.    Exhibits

No.  Document

1 The Indenture, dated as of October 1, 1998, between the Registrant and The Chase Manhattan Bank, Trustee with respect to the 6.55% Debentures due October 1, 2028, was filed with the Commission as Exhibit 4.1 to Form 10-K 405 of Deere & Company (Commission file number 1-4121) for the fiscal year ended October 31, 1998 and is incorporated herein by this reference.

                          SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                DEERE & COMPANY



Date:  January 27, 1999    By: /s/ James R. Jabanoski
                               -------------------------
                                James R. Jabanoski
                                Treasurer


                            Page 3